UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2023, the Board of Directors (the “Board”) of Lightbridge Corporation (the “Company”) appointed Ms. Sherri Goodman as a member of the Board, with such appointment effective as of April 3, 2023. Ms. Goodman will stand for election at the Company’s 2023 Annual Meeting of Stockholders.

Ms. Goodman is a recognized expert in energy, climate change, national security and public policy, with over 30 years of experience across government, non-profit organizations and private business. Since October 2022, Ms. Goodman has served as Vice-Chair of the US Secretary of State’s International Security Advisory Board and since 2019 has served as Secretary General of the International Military Council on Climate & Security, representing over 40 military and national security organizations addressing the security risks of a changing climate. Ms. Goodman is a Senior Fellow at the Woodrow Wilson International Center’s Polar Institute and Environmental Change & Security Program, as well as a Senior Strategist at the Center for Climate & Security, positions she has held since 2016 and 2017, respectively. Since 2018, Ms. Goodman has chaired the Board of the Council on Strategic Risks and since April 2020, has chaired the External Advisory Board on Energy and Homeland Security for Sandia National Laboratories. She serves on the Climate Council of the US EXIM Bank and on the National Academies’ Advisory Board of the US Global Change Research Program. She also currently serves on the board of Schneider Electric Building Critical Systems, Inc. Sherri is a Board Director of the Atlantic Council and a Life Member of the Council on Foreign Relations. Ms. Goodman is the former President and CEO of the Consortium for Ocean Leadership, a position she held from February 2015 to January 2016. Prior to her time at the Consortium for Ocean Leadership, Ms. Goodman served as Senior Vice President and General Counsel of the US Center for Naval Analyses (CNA) beginning in February 2001, through January 2015, where she founded the CNA Military Advisory Board.  Ms. Goodman served as the first Deputy Undersecretary of Defense (Environmental Security) from 1993 to 2001, where she was responsible for environmental, energy, safety and occupational health for the US Department of Defense. Ms. Goodman served on the staff of the Senate Armed Services Committee where she was responsible for oversight of the Department of Energy’s nuclear weapons complex, including research and development of nuclear materials and national labs, and environmental cleanup and management.  She has practiced law at Goodwin Procter, as both a litigator and environmental attorney, and has worked at RAND Corporation and Science Applications International Corporation. Ms. Goodman received her undergraduate degree from Amherst College and also holds degrees from Harvard Law School and Harvard Kennedy School.

There are no arrangements or understandings between Ms. Goodman and any other person pursuant to which she was appointed as a director of the Company. Ms. Goodman does not have any family relationships with any of the Company's directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Goodman will receive compensation for her service as director of the Company in accordance with the information presented in the section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 31, 2022, titled “Director Compensation” or as otherwise noted in the definitive proxy statement to be filed for the Company's 2023 Annual Meeting of Stockholders.

The Board of Directors of the Company has determined that Ms. Goodman is “independent” as that term is defined under the Nasdaq listing standards. Ms. Goodman will serve as a member of the Governance and Nominating Committee and the Energy Security & National Security Committee of the Board.

Item 7.01 Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release announcing the appointment of Ms. Goodman to the Company’s Board of Directors. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

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Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: April 3, 2023	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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